UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 6, 2019

Precision BioSciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38841	20-4206017
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 East Pettigrew St., Suite A-100, Durham, North Carolina 27701

(Address of principal executive offices) (Zip Code)

(919) 314-5512

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000005 per share	DTIL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2019, the Board of Directors (the “Board”) of Precision BioSciences, Inc. (the “Company”) appointed Kevin J. Buehler to serve as a Class III director on the Company’s Board and as a member of the Board’s Audit Committee, each effective as of such date.  Mr. Buehler succeeds Robert Adelman M.D. who tendered his resignation from the Board and Audit Committee on November 6, 2019, each effective on November 8, 2019. Mr. Buehler will serve for a term expiring at the Company’s 2022 annual meeting of stockholders and until his successor is duly elected and qualified or his earlier death, disqualification, resignation or removal. Mr. Buehler was also appointed to serve as chair of the Nominating and Corporate Governance Committee (the “Nominating Committee”).

Mr. Buehler has over 30 years of experience in the healthcare and consumer industries, having most recently served from April 2011 to May 2014 as the Division Head of Alcon Laboratories, Inc., a division of Novartis AG, a multinational pharmaceutical company. Prior to that, from April 2009 to April 2011, he served as the Chief Executive Officer and President of Alcon Inc., after having served from 2007 to 2009 as Alcon Inc.’s Senior Vice President, Global Markets and Chief Marketing Officer and, from 2006 to 2007, as its Senior Vice President of the U.S. market and the Chief Marketing Officer. Mr. Buehler began his career with Alcon, Inc. in August 1984. Mr. Buehler holds a Bachelor of Arts degree from Carroll University in Waukesha, WI, with concentrations in Business Administration and Political Science, and is a graduate of the Harvard Executive Program for Management Development. Mr. Buehler currently serves on board of directors of KCI Holdings, Inc., as well as on the board of directors of Acelity, a privately owned healthcare company, and as a Trustee of Carroll University.

In accordance with the Company’s compensation policy for non-employee directors, Mr. Buehler was granted an initial option to purchase shares of the Company’s common stock in an amount having an aggregate grant date fair value of $350,000, vesting over three years in thirty-six (36) substantially equal monthly installments following the date of grant, subject to his continued service on the Board through each such vesting date, and is eligible to receive annual cash compensation of (a) $40,000 for his service as a director, (b) $8,250 for his service as chair of the Nominating Committee and (c) $7,500 for his service as a member of the Audit Committee.

Mr. Buehler is expected to enter into the Company’s standard form indemnification agreement in the form filed as Exhibit 10.17 to the Company’s Registration Statement on Form S-1/A (File No. 333-230034), filed with the Securities and Exchange Commission on March 18, 2019.

Item 7.01Regulation FD Disclosure.

On November 13, 2019, the Company issued a press release announcing Mr. Buehler’s appointment.

The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of Precision Biosciences, Inc., dated November 13, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION BIOSCIENCES, INC.

Date: November 13, 2019	By:	/s/ Dario Scimeca
Dario Scimeca
General Counsel